UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 28, 2008

Glu Mobile Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2207 Bridgepointe Parkway, Suite 250, San Mateo, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 532-2400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On November 28, 2008, Glu Mobile Inc. (the "Company") approved a restructuring initiative, consisting primarily of headcount reductions and exiting certain leased properties, to reduce global operating expenses. The Company expects to complete the restructuring no later than March 31, 2009. The Company’s estimates of the restructuring charges and the amounts of each major type of cost associated with the planned restructuring include (i) costs related to employee severance payments and (ii) charges related to the exiting of certain leased corporate offices.

As a result, the Company expects to incur total charges, on a pre-tax basis, of approximately $1.3 million to $1.5 million in the fourth quarter of 2008 to implement this initiative as follows: (i) employee severance costs (which will result in future cash expenditures) of between approximately $625,000 to $675,000 and (ii) facility exit costs (non-cash charges) of between approximately $700,000 and $800,000. The Company expects that approximately $230,000 of the estimated employee severance costs will be paid in the fourth quarter of 2008 with the remainder being paid in the first quarter of 2009.

A copy of the press release issued by the Company on December 2, 2008 announcing the above-described restructuring initiative is attached to this Report as Exhibit 99.01. Exhibit 99.01 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in the accompanying Exhibit 99.01 shall not be incorporated by reference into any registration statement or other document filed by the Company with the Securities and Exchange Commission (the "SEC"), whether made before or after the date of this Report, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing to this Exhibit 99.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2008, the Company’s Compensation Committee of the Board of Directors, at the request of L. Gregory Ballard, the Company’s Chief Executive Officer, approved a reduction in Mr. Ballard’s annual base salary from $375,000 to $281,250 (the "Salary Reduction"); provided, however, that for purposes of any severance or other payments to which Mr. Ballard may be entitled in connection with a change of control of the Company pursuant to any agreement or arrangement between Mr. Ballard and the Company, including but not limited to that certain Change of Control Severance Agreement, between the Company and Mr. Ballard, dated as of January 31, 2007, as such may be amended from time to time, Mr. Ballard’s annual base salary shall be deemed to be $375,000 (or such higher salary as may then be in effect), irrespective of the Salary Reduction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.01 Press Release issued by Glu Mobile Inc., dated December 2, 2008.

This Report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including the Company’s expectations regarding the implementation of the restructuring initiative and the Company’s estimates of the future restructuring charges and payments, including the timing thereof. These forward-looking statements reflect the Company’s current expectations and estimates and are subject to various risks and uncertainties that could cause actual results to differ materially from any forward-looking statement in this Report, including the risk that all of the components of the restructuring initiative are not finalized and the total costs and charges, and the timing of such costs and charges, may vary from the estimates provided due to changes in the scope or assumptions underlying the Company’s restructuring plans and other risks detailed under the caption “Risk Factors” in the Company’s Form 10-Q filed with the SEC on November 14, 2008 and the Company’s other SEC filings. The Company is under no obligation, and expressly disclaims any obligation, to update or alter these forward-looking statements whether as a result of new information, future events of otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

December 2, 2008	By:	/s/ L. Gregory Ballard

Name: L. Gregory Ballard
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.01	Press Release issued by Glu Mobile Inc., dated December 2, 2008.